Exhibit 3.66

CERTIFICATE OF FORMATION

OF

SHRIKE SHIPPING LLC

UNDER SECTION 9 OF THE LIMITED LIABILITY COMPANY ACT OF 1996

OF THE REPUBLIC OF THE MARSHALL ISLANDS

The undersigned, in order to form a limited liability company under and pursuant to the provisions of the Limited Liability Company Act of 1996 of the Republic of the Marshall Islands (the “Act”), does certify as follows:

1. The name of the Limited Liability Company is: SHRIKE SHIPPING LLC

2. The address of its registered agent in the Marshall Islands is Trust Company Complex, Ajeltake Island, Ajeltake Road, Majuro, Marshall Islands MH 96960. The name of its registered agent at such address is The Trust Company of the Marshall Islands, Inc.

3. The formation date of the Limited Liability Company is the date of the filing of this Certificate of Formation with the Registrar of Corporations.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 22nd day of February, 2007.

/s/ Arthur Lichtenstein
Arthur Lichtenstein Authorized Person